UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2020

Cincinnati Bell Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.01 par value)	CBB	New York Stock Exchange
Depositary Shares, each representing 1/20 interest in a Share of 6 3/4% Cumulative Convertible Preferred Stock, without par value	CBB.PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ◻

Item 8.01. Other Events.

On March 13, 2020, Cincinnati Bell Inc., an Ohio Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “MIRA Merger Agreement”) with Red Fiber Parent LLC, a Delaware limited liability company (“Parent”), and RF Merger Sub Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The MIRA Merger Agreement, which has been approved by the Board of Directors of the Company (the “Board”), provides for the merger of Merger Sub with and into the Company (the “MIRA Merger”), with the Company surviving the MIRA Merger as a wholly owned subsidiary of Parent.

As disclosed beginning on page 85 of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 in connection with the MIRA Merger Agreement (the “Proxy Statement”), prior to the filing of the Proxy Statement five complaints were filed in connection with the now-terminated Agreement and Plan of Merger, dated as of December 21, 2019, among the Company, Charlie AcquireCo Inc. (“Brookfield Parent”) and Charlie Merger Sub Inc. (“Brookfield Merger Sub”), against the Company and members of the Board and, in the case of certain such complaints, Brookfield Parent and Brookfield Merger Sub. The complaints are captioned as follows: Stein v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-01282 (S.D.N.Y.) (filed February 13, 2020); Palkon v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-00244-CFC (D. Del.) (filed February 20, 2020); Katz v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-1607 (S.D.N.Y.) (filed February 24, 2020);  Lin v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-01635 (S.D.N.Y.) (filed February 25, 2020); and Vollweiler v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-01120 (E.D.N.Y.) (filed February 28, 2020) (collectively, the “Brookfield complaints”). The plaintiffs in the Brookfield complaints (the “Brookfield plaintiffs”) allege that the Company’s preliminary proxy statement filed with the SEC on February 4, 2020 in connection with the then-proposed merger with Brookfield Asset Management’s infrastructure investment division known as the Brookfield Infrastructure Group (the “proposed Brookfield merger”) omitted certain material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Brookfield plaintiffs sought various remedies, including, among other things, injunctive relief to prevent the shareholder vote on and/or the consummation of the proposed Brookfield merger. On March 23, 2020, the plaintiff in the putative class action captioned Palkon v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-00244-CFC (D. Del.) voluntarily dismissed such complaint without prejudice and filed a new putative class action complaint against the Company, the members of the Board, Parent and Merger Sub on behalf of the public shareholders of the Company under the caption Palkon v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-00411-RGA (D. Del.) (the “second Palkon complaint”), seeking various remedies including, among other things, injunctive relief to prevent the consummation of the MIRA Merger. The second Palkon complaint alleges that the Company’s preliminary proxy statement filed with the SEC on March 19, 2020 in connection with the MIRA Merger Agreement omitted certain material information in violation of Sections 14(a) and 20(a) of the Exchange Act.

Since the Proxy Statement was filed by the Company, four additional complaints have been filed in the United States District Court for the Southern District of New York and one additional complaint has been filed in the United States District Court for the Eastern District of New York in connection with the MIRA Merger Agreement, and disclosures with respect thereto, which seek, among other remedies, injunctive relief to prevent the shareholder vote on and/or the consummation of the MIRA Merger. On March 25, 2020, a complaint was filed in the United States District Court for the Southern District of New York by plaintiff Gerald Atkins, a purported shareholder of the Company, against the Company and the members of the Board under the caption Atkins v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-02548 (S.D.N.Y.) (the “Atkins complaint”). On March 30, 2020, the plaintiff in the case captioned Lin v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-01635 (S.D.N.Y.) filed an amended complaint against the Company and members of the Board (the “amended Lin complaint”). On April 9, 2020, a complaint was filed in the United States District Court for the Southern District of New York by Barry Lass, a purported shareholder of the Company, against the Company and members of the Board under the caption Lass v. Cincinnati Bell, Inc., et al., Case No. 1:20-cv-02929 (S.D.N.Y) (the “Lass complaint”). On April 12, 2020, the plaintiff in the case captioned Vollweiler v. Cincinnati Bell Inc., et. al., Case No. 1:20-cv-01120 (E.D.N.Y.) voluntarily dismissed such complaint without prejudice and filed a new complaint against the Company and members of the Board under the caption Vollweiler v. Cincinnati Bell Inc., et al., Case No. 1:20-cv-01775 (E.D.N.Y.) (the “second Vollweiler complaint”). On April 21, 2020, a complaint was filed in the United States District Court for the Southern District of New York by Danial Rast, a purported shareholder of the Company, against the Company and members of the Board under the caption Rast v. Cincinnati Bell Inc. et al., Case No. 1:20-cv-03165 (S.D.N.Y.) (the “Rast complaint” and, together with the Brookfield complaints, second Palkon complaint, Atkins complaint, amended Lin complaint, Lass complaint and second Vollweiler complaint, the “complaints”). The Atkins complaint, the amended Lin complaint, the Lass complaint, the second Vollweiler complaint and the Rast complaint allege that the Proxy Statement omitted certain material information in violation of Sections 14(a) and 20(a) of the Exchange Act.

Among other remedies, the Atkins complaint seeks an order enjoining the defendants from proceeding with the shareholder vote or consummating the MIRA Merger unless and until certain additional disclosures are provided, awarding damages and costs, including attorneys’ fees, and granting such other and further relief as the court may deem just and proper. Among other remedies, the amended Lin complaint seeks an order enjoining the defendants from consummating the MIRA Merger, directing the individual defendants to disseminate an amendment to the Proxy Statement that does not contain any untrue statements of material fact and that states all material facts necessary to make the statements contained therein not misleading, awarding damages and costs, including attorneys’ fees, and granting such other and further relief as the court may deem just and proper. Among other remedies, the Lass complaint seeks an order enjoining the defendants from proceeding with the MIRA Merger unless and until certain additional disclosures are provided, declaring that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, awarding costs, including attorneys’ fees, and granting such other and further relief as the court may deem just and proper. Among other remedies, the second Vollweiler complaint seeks an order enjoining the defendants from proceeding with the shareholder vote or consummating the MIRA Merger unless and until certain additional disclosures are provided, awarding damages and costs, including attorneys’ fees, and granting such other and further relief as the court may deem just and proper. Among other remedies, the Rast complaint seeks an order enjoining the defendants from consummating the MIRA Merger, rescinding the MIRA Merger in the event that it is consummated or awarding rescissory damages, directing the individual defendants to disseminate a proxy statement that does not contain any untrue statements of material fact and that states all material facts necessary to make the statements contained therein not misleading, declaring that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, awarding costs, including attorneys’ fees, and granting such other and further relief as the court may deem just and proper.

The Company believes that the claims asserted in the complaints are without merit and no supplemental disclosure is required under applicable law. However, in order to avoid the risk of the complaints delaying or adversely affecting the MIRA Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaints that any additional disclosure was or is required.

These supplemental disclosures will not affect the merger consideration to be paid to the Company’s shareholders in connection with the MIRA Merger or the timing of the Company’s virtual special meeting of shareholders scheduled to be held online via live webcast on May 7, 2020 at 11:00 am, Eastern Daylight Time, at www.virtualshareholdermeeting.com/CBB2020 (the “Special Meeting”). The Board continues to recommend that you vote “FOR” the proposal to adopt the MIRA Merger Agreement and “FOR” the other proposals being considered at the Special Meeting.

Supplemental Disclosures to the Proxy Statement in Connection with the Complaints

The disclosure in the section entitled “The Merger” under the heading “Financial Forecasts”, beginning on page 57 of the Proxy Statement, is hereby amended by:

Replacing the fourth full paragraph and the table following such paragraph on page 59 under the heading “Financial Forecasts” with the following:

The following table sets forth a summary of the September Forecasts:

Fiscal Year ending December 31,

	2020E	2021E	2022E	2023E
($ millions)
Revenue	$ 1,580	$ 1,598	$ 1,631	$ 1,674
Adjusted EBITDA(1)	418	431	453	474
Depreciation and Amortization	300	300	300	300
Stock Based Compensation	6	6	6	6
Restructuring and Severance	10	10	10	10
Capital Expenditures	246	238	236	236
Unlevered Free Cash Flow(2)	$ 172	$ 193	$ 217	$ 237

(1)
“Adjusted EBITDA” is defined as operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, any gains or losses on the sale or disposal of assets, transaction and integration costs, asset impairments and other special items.

(2)	“Unlevered Free Cash Flow” is defined as Adjusted EBITDA less capital expenditures.

Replacing the first full paragraph and the table following such paragraph on page 60 under the heading “Financial Forecasts” with the following:

The following table sets forth a summary of the December Forecasts:

Fiscal Year ending December 31,

	2020E	2021E	2022E	2023E	2024E
($ millions)
Revenue	$ 1,562	$ 1,591	$ 1,646	$ 1,707	$ 1,775
Adjusted EBITDA(1)	411	430	446	463	479
Depreciation and Amortization	300	300	300	300	300
Stock Based Compensation	9	10	10	10	10
Restructuring and Severance	10	23	3	6	5
Integration Costs	3	–	–	–	–
Capital Expenditures	245	236	234	234	237
Unlevered Free Cash Flow(2)(3)	$ 166	$ 194	$ 212	$ 229	$ 242

(1)
“Adjusted EBITDA” is defined as operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, any gains or losses on the sale or disposal of assets, transaction and integration costs, asset impairments and other special items.

(2)	“Unlevered Free Cash Flow” is defined as Adjusted EBITDA less capital expenditures.
(3)
For purposes of their respective discounted cash flow analyses the Company’s financial advisors, using the Financial Forecasts, calculated Unlevered Free Cash Flow as: Adjusted EBITDA less stock based compensation and less depreciation and amortization, then subtracting for taxes, plus depreciation and amortization, less capital expenditures, less pension and OPEB payments, less changes in working capital, less restructuring and severance costs, less integration costs. This resulted in the following calculations of Unlevered Free Cash Flow: $103 for 2020E, $108 for 2021E, $135 2022E, $147 for 2023E and $159 for 2024E.

The disclosure in the section entitled “The Merger” under the heading “Opinion of the Company’s Financial Advisors”, beginning on page 60 of the Proxy Statement, is hereby amended by:

Amending and restating the third full paragraph on page 64, under the heading “Opinion of the Company’s Financial Advisors–Opinion of Morgan Stanley & Co. LLC–Summary of Financial Analyses–Discounted Future Equity Value Analysis”, as follows (with new text in underline and deleted text marked with a strikethrough):

To calculate the discounted equity value using the Company’s next-twelve-months Adjusted EBITDA, Morgan Stanley used the next-twelve-months Adjusted EBITDA from the December Forecasts ~~for~~ as of 2023. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of AV / EBITDA Ratios of 5.25x to 6.0x (based on the range of AV / EBITDA Ratios for the Comparable Companies) to this estimate. Morgan Stanley then subtracted the future amount of net debt and preferred equity ~~as provided by Company management~~ in order to calculate the implied future equity value. Based on the forecasts for 2023 prepared by Company management, Morgan Stanley utilized a net debt amount of $1,838 million and a preferred equity amount of $155 million. Morgan Stanley’s calculations did not account for any potential refinancings over the course of the projection period. Morgan Stanley then applied a range of discount rates between 10.6% and 11.8%, which range was selected based on the estimated cost of equity (as selected based on the application of Morgan Stanley’s professional judgment and experience and the capital asset pricing model, with the market data used to calculate the estimated cost of equity based on market data as of March 11, 2020) to calculate the discounted equity value and upon the application of Morgan Stanley’s professional judgment and experience, to calculate the discounted share price rounded to the nearest $0.25.

Amending and restating the first and second full paragraphs on page 65, under the heading “Opinion of the Company’s Financial Advisors–Opinion of Morgan Stanley & Co. LLC–Summary of Financial Analyses–Discounted Cash Flow Analysis”, as follows (with new text in underline and deleted text marked with a strikethrough):

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of future unlevered free cash flows and terminal value of that company. The “unlevered free cash flows” refers to a calculation of the future cash flows generated by a company without including in such calculation any debt servicing costs. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt and preferred equity is subtracted to arrive at an equity value. For purposes of the DCF analysis, net debt of $1,934 million and preferred equity of $155 million, each as of December 31, 2019, was utilized. The equity value was then divided by the fully diluted share count of 52.5 million shares as of March 6, 2020, as provided by Company management, in order to arrive at an implied value per Company common share.

Morgan Stanley used estimates from the December Forecasts for purposes of the discounted cash flow analysis, as more fully described below. Morgan Stanley first calculated the estimated unlevered free cash flows, which it defined as Adjusted EBITDA less stock-based compensation and less depreciation and amortization, then subtracting for taxes, plus depreciation and amortization, less capital expenditures, less pension and OPEB payments, less changes in working capital, less restructuring and severance costs, less integration costs. The estimated unlevered free cash flows were then discounted to present values as of December 31, 2019 using a range of discount rates from 7.0% to 7.4%, which range of discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of the Company’s weighted average cost of capital (“WACC”). The Company’s WACC and estimated cost of equity were selected by Morgan Stanley based on its professional judgment and experience and application of the capital asset pricing model, which requires certain company-specific inputs, including target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta value for the Company, as well as certain financial metrics for the U.S. financial markets generally. Morgan Stanley then calculated a range of implied terminal values for the Company by applying a range of exit multiples from 5.25x to 6.0x to the ~~Company’s terminal year estimated Adjusted EBITDA~~ next-twelve-months Adjusted EBITDA as of the 2024 terminal year. This range of exit multiples was determined based on Morgan Stanley’s professional judgment.

Amending and restating the first full paragraph on page 66, under the heading “Opinion of the Company’s Financial Advisors–Opinion of Morgan Stanley & Co. LLC–Other Information–Equity Research Analyst’s Price Targets”, as follows (with new text in underline):

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed the future public market trading price targets for the Company common shares prepared and published by three equity research analysts as of November 7, 2019 and by one equity research analyst as of November 11, 2019. These targets reflected each analyst’s estimate of the future public market trading price of the Company common shares. The range of undiscounted analyst price targets for the Company common shares, rounded to the nearest $0.25, was $4.00 to $8.00. The future undiscounted trading price targets for the Company common shares were UBS, $7.00, Morgan Stanley, $8.00 and Wells Fargo, $8.00, each as of November 7, 2019, and Bank of America Merrill Lynch, $4.00 as of November 11, 2019. Morgan Stanley then discounted the range of analyst price targets for Company common shares to present value by applying, for a one year discount period, a discount rate of 10.6%, selected by Morgan Stanley based on the application of its professional judgment and experience to reflect the Company’s cost of equity. This analysis resulted in a discounted analyst price target range for the Company common shares, rounded to the nearest $0.25, of $3.75 to $7.25.

Amending and restating third full paragraph on page 66, under the heading “Opinion of the Company’s Financial Advisors–Opinion of Morgan Stanley & Co. LLC–Other Information–Precedent Transactions Analysis”, as follows (with new text in underline):

For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms that share some characteristics with the merger. Morgan Stanley compared publicly available statistics for the following transactions involving businesses in the local exchange carrier industry that Morgan Stanley judged to be similar in certain respects to the Company’s business or aspects thereof based on Morgan Stanley’s professional judgment and experience:

Amending and restating the third full paragraph on page 71, under the heading “Opinion of the Company’s Financial Advisors–Opinion of Moelis & Company LLC–Discounted Cash Flow Analysis” as follows (with new text in underline and deleted text marked with a strikethrough):

In performing the DCF analysis, Moelis utilized a range of discount rates of 7.00% to 8.00% based on an estimated range of the Company’s weighted average cost of capital (the “WACC”). The estimated WACC range was selected by Moelis based on its professional judgment and derived using ~~the Capital Asset Pricing Model and a size premium~~ a size premium and the Capital Asset Pricing Model, which requires certain company-specific inputs, including target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta value for the Company, as well as certain financial metrics for the U.S. financial markets generally. In performing the DCF analysis of the Company, Moelis used a range of estimated terminal values (based on Moelis’ professional judgment and the selected publicly traded companies) of 5.25x to 6.25x estimated 2024 terminal year Adjusted EBITDA. The foregoing range of discount rates was used to calculate (i) the estimated present values as of December 31, 2019 of the Company’s estimated after-tax unlevered free cash flows for fiscal years 2020 through 2024 using the mid-year convention and (ii) a range of estimated terminal values based on the estimated terminal multiples described above. In calculating Enterprise Value, Moelis separately valued and discounted at the cost of equity of approximately $856.4 million of NOLs as provided by Company management on February 27, 2020.

Amending and restating the third full paragraph on page 76, under the heading “Opinion of the Company’s Financial Advisors–Opinion of Moelis & Company LLC–Other Information”, as follows (with new text in underline and deleted text marked with a strikethrough):

Moelis also noted for the Board the following additional factors that were not considered part of Moelis’ financial analyses with respect to its opinion, but were referenced for informational purposes: (i) the historical closing trading prices for the Company common shares during the 52-week period ended December 20, 2019, which reflected low and high stock prices during such period of $3.19 and $11.00 per share, as compared to the merger consideration of $15.50 per share, (ii) the one-year forward stock price targets for the Company common shares in ~~recently published,~~ publicly available Wall Street research analysts’ reports published in November 2019 (which were the most recent publicly available research analyst reports to be published prior to the announcement of the proposed Brookfield merger), by Bank of America Merrill Lynch, Morgan Stanley, UBS Securities and Wells Fargo, which indicated undiscounted ~~low and high~~ stock price targets ~~ranging from~~ of $4.00, $8.00, $7.00 and ~~to~~ $8.00 per share, respectively, as compared to the merger consideration of $15.50 per share and (iii) a sum-of-the-parts analysis that reviewed the Company based on its entertainment and communications business, IT services and hardware business and corporate which, based on the high and low of the implied enterprise value, reflected a range of implied share price of $1.62 to $10.58 as compared to the merger consideration of $15.50 per share.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed acquisition, the Company has filed relevant materials with the SEC, including the Proxy Statement. The Company filed the Proxy Statement with the SEC on March 25, 2020 and mailed it to holders of the Company’s common shares and holders of 6 3⁄4% cumulative convertible preferred shares (the “shareholders”) beginning on March 31, 2020. Shareholders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and shareholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company at investor.cincinnatibell.com or by directing a request to the Company’s Investor Relations Department at 1-800-345-6301 or investorrelations@cinbell.com.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the shareholders in favor of the proposed transaction with Parent. Information regarding the interests of these participants which may, in some cases, be different than those of the shareholders generally, is included in the Proxy Statement, the Company’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this communication contain forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” “proposes,” “potential,” “could,” “should,” “outlook,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that the proposed merger with Parent may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the MIRA Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the MIRA Merger, including in circumstances which would require the Company to pay a termination fee or other expenses; (iv) the effect of the announcement or pendency of the MIRA Merger on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) the risk that shareholder litigation in connection with the MIRA Merger may result in significant costs of defense, indemnification and liability; (vii) risks related to the recent outbreak of COVID-19 (more commonly known as the Coronavirus), including the risk that the receipt of certain approvals required to consummate the MIRA Merger may be delayed; and (viii) (A) those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and, in particular, the risks discussed under the caption “Risk Factors” in Item 1A and (B) those discussed in other documents the Company filed with the U.S. Securities and Exchange Commission. Actual results may differ materially and adversely from those expressed in any forward-looking statements. The Company undertakes no, and expressly disclaims any, obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: April 27, 2020	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel